UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2019

Date of Report (Date of earliest event reported)

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 100

Rosemont, IL 60018

(Address of principal executive offices) (Zip code)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	USFD	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2019, at the annual meeting (the “Annual Meeting”) of the stockholders of US Foods Holding Corp. (the “Company”), the Company’s stockholders approved the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “2019 Plan”), which was previously approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval. The 2019 Plan authorizes the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units and other equity-based and cash-based awards to the Company’s directors, officers, employees, consultants and advisors. Subject to the terms and conditions of the 2019 Plan, the number of shares of the Company’s common stock reserved for issuance under the 2019 Plan is 16,200,000, reduced by the number of shares granted under the Company’s prior equity plan on or after February 28, 2019.

The 2019 Plan is set forth in its entirety as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting on May 1, 2019, the Company’s stockholders adopted an amendment and restatement of the Company’s Certificate of Incorporation (the “Restated Certificate of Incorporation”) to provide for the phased-in elimination of the classification of the Board and to remove the references to a terminated stockholders agreement with the Company’s former private equity sponsors. The Restated Certificate of Incorporation became effective upon filing with the Secretary of State of the State of Delaware on that same date.

Also on May 1, 2019, in connection with the adoption of the Restated Certificate of Incorporation, the Board approved an amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”) to reflect the above-described changes to the Company’s Certificate of Incorporation and to conform amendment terms in Section 9.01 of the Amended and Restated Bylaws to the corresponding terms in the Restated Certificate of Incorporation.

The Restated Certificate of Incorporation and the Amended and Restated Bylaws are set forth in their entirety as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The results for each of the matters voted upon by the Company’s stockholders at the Annual Meeting were as follows:

Proposal 1: Election of Directors

The Company’s stockholders elected all three director nominees named in the Company’s proxy statement.

Nominee	For	Against	Abstain	Broker Non-Votes
Robert M. Dutkowsky	177,093,838	8,411,573	29,244	8,975,297
Sunil Gupta	184,469,323	1,038,179	27,153	8,975,297
Pietro Satriano	178,728,766	5,062,684	1,743,205	8,975,297

Proposal 2: Advisory Vote on Executive Compensation

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement.

For	Against	Abstain	Broker Non-Votes
179,612,072	5,711,188	211,395	8,975,297

Proposal 3: Approval of 2019 Plan

The Company’s stockholders approved the US Foods Holding Corp. 2019 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
180,034,465	5,456,497	43,693	8,975,297

Proposal 4: Adoption of Restated Certificate of Incorporation

The Company’s stockholders adopted an amendment and restatement of the Company’s Certificate of Incorporation.

For	Against	Abstain	Broker Non-Votes
185,443,422	61,213	30,020	8,975,297

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.

For	Against	Abstain	Broker Non-Votes
192,402,160	1,838,799	268,993	0

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of US Foods Holding Corp., effective as of May 1, 2019.

3.2	Amended and Restated Bylaws of US Foods Holding Corp., effective as of May 1, 2019.

10.1	US Foods Holding Corp. 2019 Long-Term Incentive Plan (incorporated herein by reference to Appendix B to the Definitive Proxy Statement filed with the SEC on March 20, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2019	US Foods Holding Corp.

	By:	/s/ Kristin M. Coleman
Kristin M. Coleman Executive Vice President, General Counsel and Chief Compliance Officer